Exhibit 99.1

Regal Entertainment Group Reports Results

for Third Quarter 2017 and Declares Quarterly Dividend

Knoxville, Tennessee – October 24, 2017 – Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor, today announced third quarter 2017 results.

Total revenues for the third quarter ended September 30, 2017 were $716.0 million compared to total revenues of $811.5 million for the third quarter ended September 30, 2016.  Net income attributable to controlling interest in the third quarter of 2017, which included a $10.7 million after-tax gain on the sale of our investment in Open Road Films, was $11.4 million compared to $42.3 million in the third quarter of 2016.  Diluted earnings per share(1) was $0.07 for the third quarter of 2017 compared to $0.27 for the third quarter of 2016.  Adjusted diluted earnings per share(1) was $0.07 for the third quarter of 2017 compared to $0.29 for the third quarter of 2016.  Net cash provided by operating activities was $47.8 million for the third quarter of 2017 and $9.1 million for the third quarter of 2016.  Adjusted EBITDA(3) was $104.4 million for the third quarter of 2017 and $155.9 million for the third quarter of 2016. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.22 per Class A and Class B common share, payable on December 15, 2017, to stockholders of record on December 4, 2017.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“In a challenging third quarter box office environment, we were pleased that our ongoing focus on customer amenities had a positive impact on our market share and operating metrics, including significant growth in both average ticket price and concession sales per patron,” stated Amy Miles, CEO of Regal Entertainment Group. “Looking ahead, we are optimistic regarding the potential for box office success during the upcoming holiday season and throughout 2018,” Miles continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss third quarter 2017 results on October 24, 2017 at 4:30 p.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the Investor Relations section of the Company’s website: www.REGmovies.com or by dialing 877-407-0778 (Domestic) and 201-689-8565

(International). Please dial in to the call at least 5-10 minutes prior to the start of the call or go to the website at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 877-481-4010 (Domestic) or 919-882-2331 (International) and enter conference call ID #10181.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) operates one of the largest and most geographically diverse theatre circuits in the United States, consisting of 7,315 screens in 561 theatres in 43 states along with Guam, Saipan, American Samoa and the District of Columbia as of September 30, 2017. The Company operates theatres in 48 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s website at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer

865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Quarters and Three Quarters Ended 9/30/17 and 9/30/16

(in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Revenues
Admissions	$455.4	$525.3	$1,469.8	$1,546.8
Concessions	212.7	239.9	683.6	705.5
Other operating revenues	47.9	46.3	148.0	132.2
Total revenues	716.0	811.5	2,301.4	2,384.5

Operating expenses
Film rental and advertising costs	236.8	275.6	778.4	832.0
Cost of concessions	28.1	31.3	89.5	90.1
Rent expense	107.0	107.3	319.2	321.1
Other operating expenses	227.4	226.3	665.9	652.6
General and administrative expenses (including share-based compensation of $2.4 and $2.5 for the quarters ended September 30, 2017 and September 30, 2016, respectively, and $6.9 and $6.6 for the three quarters ended September 30, 2017 and September 30, 2016, respectively)	19.9	20.5	65.4	62.6
Depreciation and amortization	62.4	58.5	186.2	171.1
Net loss on disposal and impairment of operating assets and other	11.9	4.8	15.8	10.6
Income from operations	22.5	87.2	181.0	244.4

Interest expense, net	31.7	31.9	93.5	96.7
Loss on extinguishment of debt	—	—	1.3	1.5
Earnings recognized from NCM	(5.4)	(3.6)	(14.0)	(18.8)
Gain on sale of Open Road Films investment	(17.8)	—	(17.8)	—
Equity in income of non-consolidated entities and other, net	(10.0)	(12.6)	(26.7)	(33.0)
Income before income taxes	24.0	71.5	144.7	198.0
Provision for income taxes	12.6	29.2	61.3	81.4
Net income	11.4	42.3	83.4	116.6
Noncontrolling interest, net of tax	—	—	—	(0.1)
Net income attributable to controlling interest	$11.4	$42.3	$83.4	$116.5

Diluted earnings per share(1)	$0.07	$0.27	$0.53	$0.74
Adjusted diluted earnings per share(1)	$0.07	$0.29	$0.55	$0.79
Weighted average number of diluted shares outstanding(2)	156.9	156.9	157.0	156.8

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of September 30, 2017	As of December 31, 2016
Cash and cash equivalents	$189.5	$246.5
Total assets	2,672.2	2,645.7
Total debt	2,478.1	2,340.1
Total stockholders’ deficit of Regal Entertainment Group	(855.3)	(839.1)

Operating Data

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016

Theatres at period end	561	565	561	565
Screens at period end	7,315	7,310	7,315	7,310
Average screens per theatre	13.0	12.9	13.0	12.9
Attendance (in thousands)	44,687	54,513	145,483	159,056
Average ticket price	$10.19	$9.64	$10.10	$9.72
Average concessions per patron	$4.76	$4.40	$4.70	$4.44

Reconciliation of Net Income Attributable to Controlling Interest to EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Net income attributable to controlling interest	$11.4	$42.3	$83.4	$116.5
Interest expense, net	31.7	31.9	93.5	96.7
Provision for income taxes	12.6	29.2	61.3	81.4
Depreciation and amortization	62.4	58.5	186.2	171.1
EBITDA(3)	118.1	161.9	424.4	465.7
Interest expense, net	(31.7)	(31.9)	(93.5)	(96.7)
Provision for income taxes	(12.6)	(29.2)	(61.3)	(81.4)
Deferred income taxes	7.0	1.7	(0.7)	(2.9)
Changes in operating assets and liabilities	(32.3)	(99.9)	(79.0)	(85.0)
Loss on extinguishment of debt	—	—	1.3	1.5
Gain on sale of Open Road Films investment	(17.8)	—	(17.8)	—
Landlord contributions	14.1	12.7	64.0	56.5
Other items, net	3.0	(6.2)	18.2	(9.8)
Net cash provided by operating activities	$47.8	$9.1	$255.6	$247.9

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
EBITDA(3)	$118.1	$161.9	$424.4	$465.7
Net loss on disposal and impairment of operating assets and other	11.9	4.8	15.8	10.6
Share-based compensation expense	2.4	2.5	6.9	6.6
Acquisition related costs	0.7	—	1.7	—
Loss on extinguishment of debt	—	—	1.3	1.5
Gain on sale of Open Road Films investment	(17.8)	—	(17.8)	—
Earnings recognized from NCM	(5.4)	(3.6)	(14.0)	(18.8)
Cash distributions from NCM and other non-consolidated entities	4.5	2.9	36.0	25.1
Noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net	(10.0)	(12.6)	(26.7)	(32.9)
Adjusted EBITDA(3)	$104.4	$155.9	$427.6	$457.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Net cash provided by operating activities	47.8	9.1	$255.6	$247.9
Capital expenditures	(71.2)	(65.7)	(175.5)	(155.1)
Proceeds from asset sales	8.5	—	13.1	1.3
Free cash flow(3)	$(14.9)	$(56.6)	$93.2	$94.1

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Three Quarters Ended
	Sept. 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Net income attributable to controlling interest	$11.4	$42.3	$83.4	$116.5
Loss on extinguishment of debt, net of related tax effects of $0.5 for the three quarters ended September 30, 2017, and $0.6 for the three quarters ended September 30, 2016	—	—	0.8	0.9
Net loss on disposal and impairment of operating assets and other, net of related tax effects of $1.8 and $1.9 for the quarters ended September 30, 2017 and September 30, 2016, respectively, and $3.4 and $4.2 for the three quarters ended September 30, 2017 and September 30, 2016, respectively	10.1	2.9	12.4	6.4
Gain on sale of Open Road Films investment, net of related tax effects of $7.1 for the quarter and three quarters ended September 30, 2017	(10.7)	—	(10.7)	—
Gain on sale of available for sale securities, net of related tax effects of $0.4 for the three quarters ended September 30, 2016	—	—	—	(0.6)
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, net loss on disposal and impairment of operating assets and other, net of related tax effects, gain on sale of Open Road Films investment, net of related tax effects, and gain on sale of available for sale securities, net of related tax effects	$10.8	$45.2	$85.9	$123.2

Weighted average number of diluted shares outstanding(2)	156.9	156.9	157.0	156.8
Adjusted diluted earnings per share(1)	$0.07	$0.29	$0.55	$0.79
Diluted earnings per share(1)	$0.07	$0.27	$0.53	$0.74

(1)         Diluted earnings per share is net income attributable to controlling interest divided by weighted average number of diluted shares outstanding. We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, net loss on disposal and impairment of operating assets and other, net of related tax effects, gain on sale of Open Road Films investment, net of related tax effects, and gain on sale of available for sale securities, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and three quarters ended September 30, 2017 and September 30, 2016.

(3)         Adjusted EBITDA (net income attributable to controlling interest adjusted for interest expense, net, provision for income taxes, depreciation and amortization, net loss on disposal and impairment of operating assets and other, share-based compensation expense, acquisition related costs, loss on extinguishment of debt, gain on sale of Open Road Films investment, earnings recognized from NCM, cash distributions from NCM and other non-consolidated entities, and noncontrolling interest, net of tax and equity in income of non-consolidated entities and other, net) was approximately $104.4 million for the quarter ended September 30, 2017.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity and performance of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity or performance under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity or performance.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.